UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2008

MAGNUM D’OR RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-31849	98-0215222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

1326 S.E. 17th Street, #513, Ft. Lauderdale, Florida 33316
(Address of principal executive offices)

(305) 420-6563
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

 Item 3.02 - Unregistered Sales of Equity Securities

Effective September 29, 2008, Magnum D’Or Resources, Inc. (“Magnum”) closed a private placement offering with private investors of its 12% unsecured promissory notes in the principal amount of $1,000,000 with warrants to purchase 1,000,000 shares of its common stock at an exercise price of $1.00 per share during a term of two years.

No brokers or finders were used, and no commissions or other fees have been paid by Magnum regarding the private placement. The offering was made in reliance upon Rule 506 of Regulation D under the Securities Act of 1933, as amended. Magnum intends to apply the offering proceeds for the purchase of equipment and the operations of its new crumb rubber processing plant located at 2035 Rene-Patenaude Magog (Quebec), Canada J1X 7J2.

Item 7.01 - Regulation FD Disclosure

Magnum hereby incorporated the above information of Item 3.02 herein regarding the closing of its private placement of its 12% unsecured promissory notes and warrants.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits:

99.1 Press Release of September 29, 2008 regarding closing of private offering of notes and warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magnum d'Or Resources Inc.
(Registrant)

Date: September 30, 2008	By:	/s/ Joseph J. Glusic
Joseph J. Glusic Chief Executive Officer and President